Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS
THIRD QUARTER 2018 FINANCIAL RESULTS
SANTA ANA, CA – November 8, 2018 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2018.

“During the third quarter, we delivered sales growth, up 5% over third quarter 2017,” said Paul Arling, UEI's chairman and CEO. “With our intuitive wireless universal control and sensing, UEI continues to capture expanding global demand for home control devices. Additionally, product advancements as well as proactive operational measures are fortifying customer relationships.

“Our innovation has expanded our presence in home automation products and technologies, which we expect to generate more than $130 million in net sales in 2018 and increase in contribution in 2019. Building on our growing cloud-enabled systems, at the International CES 2019, we plan to introduce a new voice-enabled AI product platform that promises to unify entertainment control and home automation experience. Ultimately, we provide what consumers want, the connected home,” concluded Arling.
Financial Results for the Three Months Ended September 30: 2018 Compared to 2017

•	GAAP net sales were $182.7 million, compared to $175.7 million; Adjusted Non-GAAP net sales were $184.7 million, compared to $175.5 million.

•	GAAP gross margins were 22.1%, compared to 24.5%; Adjusted Non-GAAP gross margins were 23.6%, compared to 26.3%.

•	GAAP operating income was $4.7 million, compared to operating income of $4.2 million; Adjusted Non-GAAP operating income was $12.2 million, compared to $15.4 million.

•
GAAP net income was $1.0 million, or $0.07 per diluted share, compared to GAAP net income of $1.7 million or $0.12 per diluted share; Adjusted Non-GAAP net income was $9.7 million, or $0.69 per diluted share, compared to $11.9 million, or $0.81 per diluted share.

•	At September 30, 2018, cash and cash equivalents were $42.0 million, compared to $62.4 million at December 31, 2017.
Financial Results for the Nine Months Ended September 30: 2018 Compared to 2017

•	GAAP net sales were $509.9 million, compared to $514.6 million; Adjusted Non-GAAP net sales were $510.2 million, compared to $515.8 million.

•	GAAP gross margins were 20.4%, compared to 24.8%; Adjusted Non-GAAP gross margins were 24.7%, compared to 26.3%.

•	GAAP operating loss was $4.2 million, compared to operating income of $11.2 million; Adjusted Non-GAAP operating income was $31.7 million, compared to $43.0 million.

•
GAAP net income was $23.0 million, or $1.63 per diluted share, compared to GAAP net income of $6.5 million or $0.44 per diluted share; Adjusted Non-GAAP net income was $23.8 million, or $1.69 per diluted share, compared to $32.4 million, or $2.21 per diluted share.

Financial Outlook

For the fourth quarter of 2018, the company expects GAAP net sales to range between $180 million and $188 million, compared to $181.2 million in the fourth quarter of 2017. GAAP earnings per diluted share for the fourth quarter of 2018 is expected to range from $0.10 to $0.20, compared to GAAP loss per diluted share of $1.19 in the fourth quarter of 2017.

For the fourth quarter of 2018, the company expects Adjusted Non-GAAP net sales to range between $180 million and $188 million, compared to $180.7 million in the fourth quarter of 2017. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.70 to $0.80, compared to Adjusted Non-GAAP earnings per diluted share of $0.60 in the fourth quarter of 2017. The fourth quarter Adjusted Non-GAAP earnings per diluted share estimate excludes $0.60 per share related to stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, effects of foreign currency fluctuations, unabsorbed manufacturing overhead resulting from underutilization, tariffs, restructuring costs and the related tax impact of these adjustments.

Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 8, 2018 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2018 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 4477623. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 4477623.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Certain elements of UEI's results of operations are presented excluding the impact of foreign currency exchange rate fluctuations (constant currency). To present this information, current period results for entities reporting in currencies other than the U.S. dollars are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the average exchange rate in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. Management believes that presenting constant currency results of operations provides useful information to investors because they provide transparency to underlying performance by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability.
Adjusted Non-GAAP net sales is defined as net sales excluding the impact of stock-based compensation for performance-based warrants, the impact of the adoption of Accounting Standards Codification 606, "Revenue from Contracts with Customers" ("ASC 606"), the revenue impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period, amortization of intangibles acquired, excess manufacturing costs, the impact of the adoption of ASC 606, the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, stock-based compensation expense, employee related restructuring costs, changes in contingent consideration related to acquisitions, the impact of the adoption of ASC 606, costs incurred related to implementing countermeasures to mitigate the impact of increased U.S. tariffs on products manufactured in China and imported into the U.S., and the impact of foreign currency exchange rate fluctuations. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the net gain recognized on the sale of the company's Guangzhou factory, and the related tax effects of all adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.

About Universal Electronics
Universal Electronics Inc. is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Contacts:
Paul Arling, Chairman & CEO, UEI 714.918.9500; Kirsten Chapman, LHA Investor Relations 415.433.3777

Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recently filed Annual Report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include the continued adoption by our customers of our advanced intuitive 2-way home entertainment systems and technologies as anticipated by management, including our one-touch view and voice control technologies; the growth of the home automation markets and growth of the sales of our products occurring during the third quarter and into the future as expected by management; and management's ability to manage its business to achieve its revenue, margins, and earnings as guided, including management’s ability to improve operating costs and efficiencies at acceptable levels through cost containment efforts including moving our operations and manufacturing facilities to lower cost jurisdictions and due to the effects that changes in laws, regulations and policies may have on our business including the impact of new or additional tariffs and surcharges. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 8, 2018. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$41,995	$62,438
Restricted cash	—	4,901
Accounts receivable, net	151,885	151,578
Contract assets	26,257	—
Inventories, net	135,888	162,589
Prepaid expenses and other current assets	15,429	11,687
Assets held for sale	—	12,517
Income tax receivable	2,695	1,587
Total current assets	374,149	407,297
Property, plant and equipment, net	101,025	110,962
Goodwill	48,509	48,651
Intangible assets, net	25,580	29,041
Deferred income taxes	7,371	7,913
Other assets	4,335	4,566
Total assets	$560,969	$608,430
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$108,343	$119,165
Line of credit	103,500	138,000
Accrued compensation	32,220	34,499
Accrued sales discounts, rebates and royalties	7,944	8,882
Accrued income taxes	1,441	3,670
Other accrued liabilities	19,899	28,719
Total current liabilities	273,347	332,935
Long-term liabilities:
Long-term contingent consideration	10,170	13,400
Deferred income taxes	1,189	4,423
Income tax payable	2,520	2,520
Other long-term liabilities	1,534	1,603
Total liabilities	288,760	354,881
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,891,790 and 23,760,434 shares issued on September 30, 2018 and December 31, 2017, respectively	239	238
Paid-in capital	274,493	265,195
Treasury stock, at cost, 10,076,385 and 9,702,874 shares on September 30, 2018 and December 31, 2017, respectively	(274,629)	(262,065)
Accumulated other comprehensive income (loss)	(21,789)	(16,599)
Retained earnings	293,895	266,780
Total stockholders’ equity	272,209	253,549
Total liabilities and stockholders’ equity	$560,969	$608,430

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$182,717	$175,652	$509,938	$514,638
Cost of sales	142,401	132,582	405,661	386,783
Gross profit	40,316	43,070	104,277	127,855
Research and development expenses	5,593	5,415	17,703	15,859
Factory transition restructuring charges	—	446	—	6,145
Selling, general and administrative expenses	29,994	32,997	90,811	94,701
Operating income (loss)	4,729	4,212	(4,237)	11,150
Interest income (expense), net	(1,177)	(721)	(3,526)	(1,676)
Gain on sale of Guangzhou factory	—	—	36,978	—
Other income (expense), net	(2,282)	61	(3,951)	2
Income before provision for income taxes	1,270	3,552	25,264	9,476
Provision for income taxes	311	1,824	2,233	2,945
Net income	$959	$1,728	$23,031	$6,531

Earnings per share:
Basic	$0.07	$0.12	$1.65	$0.45
Diluted	$0.07	$0.12	$1.63	$0.44
Shares used in computing earnings per share:
Basic	13,836	14,381	13,997	14,412
Diluted	13,959	14,666	14,116	14,689

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash provided by (used for) operating activities:
Net income	$23,031	$6,531
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	25,264	23,202
Provision for doubtful accounts	2	167
Provision for inventory write-downs	6,450	2,189
Gain on sale of Guangzhou factory	(36,978)	—
Deferred income taxes	(1,370)	(953)
Shares issued for employee benefit plan	879	591
Employee and director stock-based compensation	6,808	9,476
Performance-based common stock warrants	747	1,122
Impairment of China factory equipment	2,886	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(1,289)	(24,440)
Inventories	(9,535)	(21,217)
Prepaid expenses and other assets	(4,193)	(2,422)
Accounts payable and accrued liabilities	(13,142)	1,488
Accrued income taxes	(4,134)	(1,517)
Net cash provided by (used for) operating activities	(4,574)	(5,783)
Cash provided by (used for) investing activities:
Proceeds from sale of Guangzhou factory	51,291	—
Acquisitions of property, plant and equipment	(16,838)	(29,922)
Refund of deposit received toward sale of Guangzhou factory	(5,053)	—
Acquisitions of intangible assets	(1,911)	(1,275)
Acquisition of net assets of Residential Control Systems, Inc.	—	(8,894)
Net cash provided by (used for) investing activities	27,489	(40,091)
Cash provided by (used for) financing activities:
Borrowings under line of credit	48,000	115,000
Repayments on line of credit	(82,500)	(50,987)
Proceeds from stock options exercised	864	1,107
Treasury stock purchased	(12,564)	(20,217)
Contingent consideration payments in connection with business combinations	(3,858)	—
Net cash provided by (used for) financing activities	(50,058)	44,903
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,799	(5,504)
Net increase (decrease) in cash, cash equivalents and restricted cash	(25,344)	(6,475)
Cash, cash equivalents and restricted cash at beginning of year	67,339	59,834
Cash, cash equivalents and restricted cash at end of period	$41,995	$53,359

Supplemental cash flow information:
Income taxes paid	$5,453	$5,770
Interest paid	3,722	1,697

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales:
Net sales - GAAP	$182,717	$175,652	$509,938	$514,638
Stock-based compensation for performance-based warrants	404	(141)	747	1,122
Adoption of ASC 606 (1)	1,842	—	2,942	—
U.S. tariffs on goods imported from China (2)	(399)	—	(399)	—
Constant currency adjustment (3)	139	—	(3,038)	—
Adjusted Non-GAAP net sales	$184,703	$175,511	$510,190	$515,760

Cost of sales:
Cost of sales - GAAP	$142,401	$132,582	$405,661	$386,783
Adjustments to acquired tangible assets (4)	(158)	(466)	(474)	(1,023)
Stock-based compensation expense	(23)	(19)	(63)	(53)
Excess manufacturing overhead (5)	(3,336)	(2,700)	(13,925)	(5,468)
Amortization of acquired intangible assets	—	(37)	(37)	(75)
Adoption of ASC 606 (1)	2,025	—	2,767	—
U.S. tariffs on goods imported from China (2)	(1,084)	—	(1,084)	—
Constant currency adjustment (3)	1,291	—	(8,545)	—
Adjusted Non-GAAP cost of sales	141,116	129,360	384,300	380,164
Adjusted Non-GAAP gross profit	$43,587	$46,151	$125,890	$135,596

Gross margin:
Gross margin - GAAP	22.1%	24.5%	20.4%	24.8%
Stock-based compensation for performance-based warrants	0.2%	(0.0)%	0.1%	0.2%
Adjustments to acquired tangible assets (4)	0.1%	0.3%	0.1%	0.2%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Excess manufacturing overhead (5)	1.9%	1.5%	2.7%	1.1%
Amortization of acquired intangible assets	—%	0.0%	0.0%	0.0%
Adoption of ASC 606 (1)	(0.4)%	—%	0.0%	—%
U.S. tariffs on goods imported from China (2)	0.4%	—%	0.2%	—%
Constant currency adjustment (3)	(0.7)%	—%	1.2%	—%
Adjusted Non-GAAP gross margin	23.6%	26.3%	24.7%	26.3%

Operating expenses:
Operating expenses - GAAP	35,587	38,858	108,514	116,705
Amortization of acquired intangible assets	(1,400)	(1,395)	(4,201)	(4,071)
Stock-based compensation expense	(2,117)	(3,902)	(6,746)	(9,423)
Employee related restructuring costs	(272)	(524)	(384)	(7,008)
Change in contingent consideration	(300)	(2,300)	(558)	(3,200)
Adoption of ASC 606 (1)	35	—	55	—
U.S. tariffs on goods imported from China (2)	(200)	—	(200)	—
Constant currency adjustment (3)	320	—	(1,551)	—
Other	(220)	—	(774)	(366)
Adjusted Non-GAAP operating expenses	$31,433	$30,737	$94,155	$92,637

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating income (loss):
Operating income (loss) - GAAP	$4,729	$4,212	$(4,237)	$11,150
Stock-based compensation for performance-based warrants	404	(141)	747	1,122
Adjustments to acquired tangible assets (4)	158	466	474	1,023
Excess manufacturing overhead (5)	3,336	2,700	13,925	5,468
Amortization of acquired intangible assets	1,400	1,432	4,238	4,146
Stock-based compensation expense	2,140	3,921	6,809	9,476
Employee related restructuring costs	272	524	384	7,008
Change in contingent consideration	300	2,300	558	3,200
Adoption of ASC 606 (1)	(218)	—	120	—
U.S. tariffs on goods imported from China (2)	885	—	885	—
Constant currency adjustment (3)	(1,472)	—	7,058	—
Other	220	—	774	366
Adjusted Non-GAAP operating income	$12,154	$15,414	$31,735	$42,959

Adjusted Non-GAAP operating income as a percentage of net sales	6.6%	8.8%	6.2%	8.3%

Net income:
Net income - GAAP	$959	$1,728	$23,031	$6,531
Stock-based compensation for performance-based warrants	404	(141)	747	1,122
Adjustments to acquired tangible assets (4)	158	466	474	1,023
Excess manufacturing overhead (5)	3,336	2,700	13,925	5,468
Amortization of acquired intangible assets	1,400	1,432	4,238	4,146
Stock-based compensation expense	2,140	3,921	6,809	9,476
Employee related restructuring costs	272	524	384	7,008
Change in contingent consideration	300	2,300	558	3,200
Adoption of ASC 606 (1)	(218)	—	120	—
U.S. tariffs on goods imported from China (2)	885	—	885	—
Constant currency adjustment (3)	(1,472)	—	7,058	—
Foreign currency (gain) loss	2,308	312	4,014	340
Gain on sale of Guangzhou factory	—	—	(36,978)	—
Other	220	—	774	366
Income tax provision on adjustments	(1,686)	(1,921)	(1,661)	(7,173)
Other income tax adjustments (6)	694	539	(531)	918
Adjusted Non-GAAP net income	$9,700	$11,860	$23,847	$32,425

Diluted earnings per share:
Diluted earnings per share - GAAP	$0.07	$0.12	$1.63	$0.44
Total adjustments	$0.62	$0.69	$0.06	$1.77
Adjusted Non-GAAP diluted earnings per share	$0.69	$0.81	$1.69	$2.21

(1)	Reflects the impact of adopting ASC 606, "Revenue from Contracts with Customers", which was adopted on a modified retrospective basis effective January 1, 2018.

(2)
The three and nine months ended September 30, 2018 include incremental revenues and costs directly attributable to new U.S. tariffs on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment, duplicative labor efforts and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain in response to the new U.S. tariffs on goods manufactured in China and imported into the U.S.

(3)
Adjustment to remove the translation impact of fluctuations in foreign currency exchange rates in material jurisdictions on sales, cost of sales and operating expenses whereby the average exchange rates used in current periods are adjusted to be consistent with the average exchange rates in effect during the comparative prior period.

(4)
Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations as well as the effect of fair value adjustments to inventories acquired in business combinations that sold through during the period.

(5)
The three and nine months ended September 30, 2018 include $3.3 million of excess manufacturing overhead costs incurred as a result of expanding our manufacturing capacity in Mexico and transitioning certain of our manufacturing activities from China to Mexico. The nine months ended September 30, 2018 also includes $5.8 million of costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018, as well as $4.8 million of asset write-downs associated with the closure and sale of our Guangzhou, China factory. The three and nine months ended September 30, 2017 include excess manufacturing costs incurred resulting from the transition of manufacturing activities from our Guangzhou factory to our other China factories.

(6)
The three and nine months ended September 30, 2018 include $0.7 million of net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories. The nine months ended September 30, 2018 also includes an adjustment to bring the Non-GAAP effective tax rate in line with the full year estimated annual effective tax rate. The three and nine months ended September 30, 2017 include the tax effects of projected losses that were to be incurred as a result of the shutdown of our Guangzhou factory and which would not provide future tax benefits due to that entity ceasing operations and not generating future taxable income.